Blend Announces Third Quarter 2025 Financial Results

November 6, 2025

SAN FRANCISCO -- Blend Labs, Inc. (NYSE: BLND), a leading origination platform for digital banking solutions, today announced its third quarter 2025 financial results.
Highlights
~~•~~Results Ahead of Guidance: Both total revenue and non-GAAP operating income for the third quarter were ahead of the mid-point of guidance.
•Non-GAAP Operating Profitability: Significant increase in non-GAAP operating income year-over-year.
•New Wins and Expansions: Added or expanded 14 customer relationships this quarter — with pipeline up approximately 60% year-over-year.

Third quarter revenue was $32.9 million, a decrease of 1% compared to the third quarter of 2024. Software platform revenue was $30.5 million, down 2% year-over-year and Professional services revenue was $2.4 million, up 18% year-over-year. Total GAAP gross profit margin was 74% which was flat to the third quarter of 2024 and non-GAAP gross profit margin was 78%, up from 75% in the same period last year. GAAP operating loss was $4.9 million, an improvement from a loss of $11.3 million the third quarter of 2024 and non-GAAP operating income was $4.6 million, up from $0.3 million in the same period last year.

GAAP diluted net income per share attributable to common stockholders was $0.02 compared to a loss of $0.02 in the third quarter of 2024. Non-GAAP diluted net income per share attributable to common stockholders was $0.00 compared to a loss of $0.01 in the third quarter of 2024.

“In the third quarter, we signed 14 new deals and expansions including a seven-figure expansion with a top 20 bank and a major renewal and expansion with a consumer banking customer across six product lines,” said Nima Ghamsari, Co-founder and Head of Blend. “When I look at the macro environment finally showing signs of life—particularly the potential for lower rates—and combine it with the specific momentum we are generating ourselves, I have never been more excited about our business.”

Fourth Quarter 2025 Outlook
Blend is providing guidance for the fourth quarter of 2025 as follows:

$ in millions
Q4 2025 Guidance
Total Revenue	$31.0M - $32.5M

Non-GAAP Net Operating Income	$2.5M - $3.5M

Blend's fourth quarter 2025 guidance reflects certain assumptions and expectations related to U.S. aggregate industry mortgage originations. We view the mortgage market size based on the Home Mortgage Disclosure Act (“HMDA”). Our fourth 2025 market size expectation is 1.13 million to 1.23 million units. For the first quarter of 2026 we expect a sequential volume decline, in line with normal seasonal patterns. Our current expectation for the first quarter of 2026 is 1.07 to 1.17 million units.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Income outlook, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Thursday, November 6, 2025 at 4:30 pm ET, Blend will host a live discussion of its third quarter 2025 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Fourth Quarter 2025 Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities, investments and plans for future operations and competitive position; Blend’s partnerships and expectations related to such partnerships on Blend’s products and business; Blend’s products, pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their position in the market; Blend’s cost reduction efforts and ability to achieve or maintain profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: ongoing uncertainty or deterioration in economic conditions, such as mortgage interest rates, credit availability, real estate prices, tariffs and regulatory changes, inflation or consumer confidence, adversely affect our industry, markets and business; we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; changes to our expectations regarding our share repurchase program; our strategic initiatives, including our decision to exit our Title business, could adversely affect our financial condition; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Performance Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) from continuing operations, and non-GAAP diluted net income (loss) per share from continuing operations attributable to common stockholders. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation. We exclude stock-based compensation, which is a non-cash expense, from our non-GAAP financial measures because we believe that excluding this cost provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Workforce reduction costs. We exclude restructuring costs related to workforce reductions as these costs primarily include employee severance and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Abandoned and terminated facilities costs. In the third quarter of 2024, we abandoned our headquarters in San Francisco, California and early terminated our office lease in Omaha. We exclude costs related to abandoned and terminated leases as these costs related to a one-time strategic business decision, are non-recurring or short-term in nature and are not reflective of our ongoing operations. Thus we believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Litigation contingencies and related professional services costs. We exclude costs related to litigation contingencies, which represent reserves for legal settlements, as well as the related professional service fees incurred related to these matters. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Transaction-related costs. We exclude costs related to strategic transactions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of our business or relevant to assessing the long-term performance of the impact of such transactions. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These non-recurring costs include financial advisory, legal, and other transactional costs incurred in connection with investing or divesting activities.

Impairment of capitalized internal-use software. We exclude the impairment of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business and is non-recurring in nature.

Amortization of capitalized internal-use software. We exclude the amortization of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business.

Executive transition costs. We exclude costs associated with transitions of executive officers as these costs relate to an infrequent strategic business decisions, are short-term in nature and are not reflective of our ongoing operations. Thus we believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Gain on sale of insurance business. We exclude the gain on sale of our insurance business to a third party, which is comprised of the excess consideration received for the net assets transferred as part of the sale agreement. This gain is non-recurring in nature and we do not believe it has a direct correlation to the operation of our business.

Loss on transfer of subsidiary. We exclude loss on transfer of our subsidiary in India to a third party, which is primarily comprised of impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Gain on investment in equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

Loss on extinguishment of debt. We exclude the write offs of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan and termination of the credit agreement from our non-GAAP financial measures. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Changes in non-GAAP EPS metric. We have historically reported non-GAAP basic (consolidated) net loss per share as our earnings per share metric, as we believed the metric was most appropriate in light of our ongoing net losses. As our business has evolved and we’ve been able to maintain non-GAAP net income in recent periods, we no longer view non-GAAP basic (consolidated) net loss per share as useful or appropriate to understanding our earnings per share metric. Therefore, we no longer use, and we will not disclose, basic (consolidated) net loss per share. Instead, we will disclose non-GAAP diluted net income (loss) per share attributable to common stockholders. The historical periods presented herein have been recast to the updated metric for purposes of comparability.

Economic Value per Funded Loan. In our Mortgage Suite, Economic Value per Funded Loan represents the contractual rates for mortgage and mortgage-related products multiplied by the number of loans funded or transactions completed, as applicable, by a customer in the specified period (economic value), divided by the total number of loans funded by all Mortgage Suite customers in that same period. Economic value per funded loan is segregated into three categories: 1) core software, 2) add-on products and 3) partnerships. Core software consists of economic value generated through Mortgage and Blend Close. Add-on products transitioning to partnership models consists of economic value generated through Blend Income Verification and Blend Insurance Agency, prior to their transition to partnership models. Partnerships consists of economic value generated from partners through our integrated marketplace. The value derived from products associated with the mortgage application stage is aligned with the timing of funding the related loan (typically a 1-3 month delay from the time of application). Additionally, the value that is associated with fixed platform fees is recognized as revenue ratably over the contractual period, which naturally creates peaks and troughs that align with quarters of low and high mortgage loans funded. We use Economic Value per Funded Loan to measure our success at broadening the client relationships from the underlying mortgage transactions and selling additional products through our software platform.

Our non-GAAP financial measures also include non-GAAP operating margin, which is defined as non-GAAP income (loss) from operations divided by total revenue. We believe that the presentation of non-GAAP operating margin provides useful information to investors as it is one of the metrics we use to assess our operating and financial performance, and also may be a useful metric for investors to compare our operating and financial results with other companies in our industry.

In addition, our non-GAAP financial measures include the following measures related to our liquidity: free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow before cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow and free cash flow margin provides useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. We present unlevered free cash flow primarily for historical comparisons. In April 2024, we repaid in full all amounts outstanding and payable under our debt obligations and therefore eliminated any debt service obligations.

We have not separately adjusted for certain tax-related impacts of our non-GAAP financial measures, as they are not material to our overall non-GAAP results for the periods presented.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

About Blend
Blend Labs, Inc., (NYSE: BLND) is a leading origination platform for digital banking solutions. Financial providers— from large banks, fintechs, and credit unions to community and independent mortgage banks—use Blend’s platform to transform banking experiences for their customers. Better banking starts on Blend. To learn more, visit blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$55,021	$38,011
Marketable securities and other investments	22,234	56,233
Trade and other receivables, net of allowance for credit losses of $112 and $50, respectively	12,201	14,656
Prepaid expenses and other current assets	20,105	16,725
Current assets held for sale from discontinued operations	6,427	9,618
Total current assets	115,988	135,243
Property and equipment, net	22,978	11,672
Operating lease right-of-use assets	1,573	339
Intangible assets, net	69	81
Deferred contract costs	3,136	2,868
Other non-current assets	42,559	21,825
Non-current assets held for sale from discontinued operations	3,263	6,057
Total assets	$189,566	$178,085
Liabilities, redeemable equity and stockholders’ equity
Current liabilities:
Accounts payable	$772	$1,620
Deferred revenue	25,325	19,240
Accrued compensation	4,596	3,315
Other current liabilities	9,235	9,740
Current liabilities held for sale from discontinued operations	5,744	5,107
Total current liabilities	45,672	39,022
Other non-current liabilities	1,420	278
Non-current liabilities held for sale from discontinued operations	160	1,103
Total liabilities	47,252	40,403
Commitments and contingencies
Redeemable noncontrolling interest - held for sale from discontinued operations	—	52,375
Series A redeemable convertible preferred stock, par value $0.00001 per share: 200,000 shares authorized as of September 30, 2025 and December 31, 2024, 150 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	154,799	141,663
Stockholders’ equity:
Class A, Class B and Class C Common Stock, par value $0.00001 per share: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of September 30, 2025 and December 31, 2024; 260,100 (Class A 256,473, Class B 3,627, Class C 0) and 258,173 (Class A 254,426, Class B 3,747, Class C 0) shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	1,375,276	1,328,015
Accumulated other comprehensive loss	555	602
Accumulated deficit	(1,388,318)	(1,384,975)
Total stockholders’ equity	(12,485)	(56,356)
Total liabilities, redeemable equity and stockholders’ equity	$189,566	$178,085

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Software platform	$30,459	$31,066	$84,110	$79,277
Professional services	2,401	2,038	7,043	6,363
Total revenue	32,860	33,104	91,153	85,640
Cost of revenue
Software platform	6,624	6,294	18,993	17,143
Professional services	1,780	2,310	5,440	7,614
Total cost of revenue	8,404	8,604	24,433	24,757
Gross profit	24,456	24,500	66,720	60,883
Operating expenses:
Research and development	8,522	10,127	23,375	37,226
Sales and marketing	7,873	9,473	22,010	28,232
General and administrative	12,879	11,482	37,723	35,211
Restructuring	93	4,701	840	5,787
Total operating expenses	29,367	35,783	83,948	106,456
Loss from operations	(4,911)	(11,283)	(17,228)	(45,573)
Interest expense	—	—	—	(6,747)
Other income (expense), net	17,348	10,673	19,480	11,874
Income (loss) before income taxes	12,437	(610)	2,252	(40,446)
Income tax expense	(27)	(21)	(98)	(93)
Income (loss) from continuing operations	12,410	(631)	2,154	(40,539)
Net income (loss) from discontinued operations	122	(1,996)	(5,679)	(2,172)
Net income (loss)	12,532	(2,627)	(3,525)	(42,711)
Less: Net loss attributable to noncontrolling interest included in discontinued operations	—	182	182	191
Net income (loss) attributable to Blend Labs, Inc.	12,532	(2,445)	(3,343)	(42,520)
Less: Accretion of redeemable noncontrolling interest to redemption value from discontinued operations	—	(1,760)	(1,254)	(4,748)
Less: Accretion of Series A redeemable convertible preferred stock to redemption value	(4,558)	(4,048)	(13,136)	(6,709)
Net income (loss) attributable to Blend Labs, Inc. common stockholders	$7,974	$(8,253)	$(17,733)	$(53,977)

Net income (loss) per share attributable to Blend Labs, Inc. common stockholders:
Basic:
Continuing operations	$0.03	$(0.02)	$(0.04)	$(0.19)
Discontinued operations	$0.00	$(0.01)	$(0.03)	$(0.02)
Net income (loss) per share attributable to Blend Labs, Inc. common stockholders	$0.03	$(0.03)	$(0.07)	$(0.21)
Diluted:
Continuing operations	$0.02	$(0.02)	$(0.04)	$(0.19)
Discontinued operations	$0.00	$(0.01)	$(0.03)	$(0.02)
Net income (loss) per share attributable to Blend Labs, Inc. common stockholders	$0.02	$(0.03)	$(0.07)	$(0.21)
Weighted average shares used in calculating net income (loss) per share:
Basic	259,631	254,910	259,228	252,977
Diluted	268,719	254,910	259,228	252,977
Comprehensive income (loss):
Net income (loss)	$12,532	$(2,627)	$(3,525)	$(42,711)
Unrealized (loss) gain on marketable securities	(62)	448	(100)	302
Foreign currency translation gain	103	13	53	22
Comprehensive income (loss)	12,573	(2,166)	(3,572)	(42,387)
Less: Comprehensive loss attributable to noncontrolling interest included in discontinued operations	—	182	182	191
Comprehensive income (loss) attributable to Blend Labs, Inc.	$12,573	$(1,984)	$(3,390)	$(42,196)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities
Net income (loss)	$12,532	$(2,627)	$(3,525)	$(42,711)
Less: Net income (loss) from discontinued operations	122	(1,996)	(5,679)	(2,172)
Net income (loss) from continuing operations	12,410	(631)	2,154	(40,539)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	7,766	6,634	21,376	21,891
Depreciation and amortization	1,041	438	2,088	1,066
Amortization of deferred contract costs	429	260	1,175	779
Amortization of debt discount and issuance costs	—	—	—	690
Amortization of operating lease right-of-use assets	151	524	350	1,975
Accelerated amortization of right-of-use asset in connection with lease abandonment		2,992	—	2,992
Gain on investment in equity securities	(16,580)	—	(16,580)	(4,417)
Loss on extinguishment of debt	—	—	—	5,476
Gain on sale of insurance business	—	(9,213)	—	(9,213)
Other	(39)	(1,300)	(355)	(1,603)
Changes in operating assets and liabilities:
Trade and other receivables	2,709	1,679	2,345	4,902
Prepaid expenses and other assets, current and non-current	(3,447)	(2,591)	(4,709)	292
Deferred contract costs, non-current	263	(43)	(268)	390
Accounts payable	(429)	819	(848)	(684)
Deferred revenue	(7,421)	(975)	5,313	10,873
Accrued compensation	1,650	2,124	966	(309)
Operating lease liabilities	(712)	221	(2,633)	(1,676)
Other liabilities, current and non-current	(524)	435	1,686	2,092
Net cash (used in) provided by operating activities - continuing operations	(2,733)	1,373	12,060	(5,023)
Net cash (used in) provided by operating activities - discontinued operations	(757)	703	(1,528)	(3,435)
Net cash (used in) provided by operating activities	(3,490)	2,076	10,532	(8,458)
Investing activities
Purchases of marketable securities	(6,741)	(19,893)	(30,490)	(96,422)
Sale of available-for-sale securities	19,968	30	20,827	100,327
Maturities of marketable securities	16,500	26,250	44,227	41,850
Additions to property, equipment and internal-use software development costs	(2,272)	(3,427)	(10,592)	(7,243)
Other	—	(283)	—	(283)
Proceeds from sale of insurance business	—	9,075	—	9,075
Investment in non-marketable equity securities	—	—	(4,000)	—
Net cash provided by investing activities - continuing operations	27,455	11,752	19,972	47,304
Net cash used in investing activities - discontinued operations	(62)	(5)	(182)	(20)
Net cash provided by investing activities	27,393	11,747	19,790	47,284

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	712	155	1,505	869
Taxes paid related to net share settlement of equity awards	(1,886)	(3,984)	(7,388)	(11,003)
Share repurchases	(5,025)	—	(9,143)	—
Repayment of long-term debt	—	—	—	(144,500)
Net proceeds from the issuance of the Series A redeemable convertible preferred stock and the Haveli Warrant	—	—	—	149,375
Payment for issuance costs related to the Series A redeemable convertible preferred stock and the Haveli Warrant	—	(403)	—	(9,480)
Net cash used in financing activities - continuing operations	(6,199)	(4,232)	(15,026)	(14,739)
Effect of exchange rates on cash, cash equivalents, and restricted cash	—	—	—	(5)
Net increase in cash, cash equivalents, and restricted cash	17,704	9,591	15,296	24,082
Cash, cash equivalents, and restricted cash at beginning of period	47,129	52,744	49,537	38,253
Cash, cash equivalents, and restricted cash at end of period	$64,833	$62,335	$64,833	$62,335
Less: Cash, cash equivalents and restricted cash included in current assets held for sale from discontinued operations	4,789	6,742	4,789	6,742
Cash, cash equivalents and restricted cash, end of period, excluding current assets held for sale from discontinued operations	$60,044	$55,593	$60,044	$55,593
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets:
Cash and cash equivalents	$55,021	$50,570	$55,021	$50,570
Restricted cash	5,023	5,023	5,023	5,023
Total cash, cash equivalents, and restricted cash	$60,044	$55,593	$60,044	$55,593

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—	$200	$76
Cash paid for interest	$—	$—	$—	$6,150
Supplemental disclosure of non-cash investing and financing activities:
Reclassification of redeemable noncontrolling interest related to discontinued operations to equity	$—	$—	$52,675	$—
Vesting of early exercised stock options	$—	$7	$—	$363
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$(56)	$497	$1,584	$1,151
Stock-based compensation included in capitalized internal-use software development costs	$592	$811	$2,937	$1,941
Accretion of redeemable noncontrolling interest related to discontinued operations to redemption value	$—	$1,760	$1,254	$4,748
Accretion of Series A redeemable convertible preferred stock to redemption value	$4,558	$4,048	$13,136	$6,709
Covered Warrant received in connection with strategic partnership and sale of insurance business	$—	$222	$—	$222
Accrual of transaction costs incurred in connection with sale of insurance business	$—	$314	$—	$314
Capitalized internal-use software development costs included in accrued compensation	$253	$419	$253	$419

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2025		2024
					YoY change
Mortgage Suite	$17,735	54%	$21,546	65%	(18)%
Consumer Banking Suite	12,724	39%	9,520	29%	34%
Total software platform	30,459	93%	31,066	94%	(2)%
Professional services	2,401	7%	2,038	6%	18%
Total revenue	$32,860	100%	$33,104	100%	(1)%

	Nine Months Ended September 30,
	2025		2024
					YoY change
Mortgage Suite	$50,334	55%	$55,078	65%	(9)%
Consumer Banking Suite	33,776	37%	24,199	28%	40%
Total software platform	84,110	92%	79,277	93%	6%
Professional services	7,043	8%	6,363	7%	11%
Total revenue	$91,153	100%	$85,640	100%	6%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2025
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(8)	Gross Profit	Gross Margin

Software platform	$23,835	78%	$—	$1,000	$24,835	82%
Professional services	621	26%	123	—	744	31%
Total	$24,456	74%	$123	$1,000	$25,579	78%

	Three Months Ended September 30, 2024
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(8)	Gross Profit	Gross Margin

Software platform	$24,772	80%	$3	$219	$24,994	80%
Professional services	(272)	(13)%	102	—	(170)	(8)%
Total	$24,500	74%	$105	$219	$24,824	75%

	Nine Months Ended September 30, 2025
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(8)	Gross Profit	Gross Margin
Software platform	$65,117	77%	$2	$1,990	$67,109	80%
Professional services	1,603	23%	407	—	2,010	29%
Total	$66,720	73%	$409	$1,990	$69,119	76%

	Nine Months Ended September 30, 2024
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(8)	Gross Profit	Gross Margin
Software platform	$62,134	78%	$9	$243	$62,386	79%
Professional services	(1,251)	(20)%	358	—	(893)	(14)%
Total	$60,883	71%	$367	$243	$61,493	72%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP operating expenses	$29,367	$35,783	$83,948	$106,456
Non-GAAP adjustments:
Stock-based compensation(1)	7,642	6,529	20,966	21,524
Workforce reduction costs(2)	93	4,701	840	5,787
Abandoned and terminated facilities costs(3)	372	—	1,771	—
Compensation realignment costs(4)	—	—	—	1,155
Executive transition costs(9)	271	—	271	—
Litigation contingencies and related professional services costs(5)	—	53	859	53
Transaction-related costs(6)	—	—	289	—
Impairment of capitalized internal-use software(7)	23	—	135	—
Non-GAAP operating expenses	$20,966	$24,500	$58,817	$77,937

GAAP loss from operations	$(4,911)	$(11,283)	$(17,228)	$(45,573)
Non-GAAP adjustments:
Stock-based compensation(1)	7,766	6,634	21,376	21,891
Workforce reduction costs(2)	93	4,701	840	5,787
Abandoned and terminated facilities costs(3)	372	—	1,771	—
Compensation realignment costs(4)	—	—	—	1,155
Executive transition costs(9)	271	—	271	—
Litigation contingencies and related professional services costs(5)	—	53	859	53
Transaction-related costs(6)	—	—	289	—
Impairment of capitalized internal-use software(7)	23	—	135	—
Amortization of capitalized internal-use software(8)	1,001	219	1,990	242
Non-GAAP income (loss) from operations	$4,615	$324	$10,303	$(16,445)
GAAP operating margin	(15)%	(34)%	(19)%	(53)%
Non-GAAP operating margin	14%	1%	11%	(19)%

GAAP net income (loss) from continuing operations	$12,410	$(631)	$2,154	$(40,539)
Non-GAAP adjustments:
Stock-based compensation(1)	7,766	6,634	21,376	21,891
Loss on extinguishment of debt(13)	—	—	—	5,531
Workforce reduction costs(2)	93	4,701	840	5,787
Abandoned and terminated facilities costs(3)	372	—	1,771	—
Compensation realignment costs(4)	—	—	—	1,155
Executive transition costs(9)	271	—	271	—
Litigation contingencies and related professional services costs(5)	—	53	859	53
Transaction-related costs(6)	—	—	289	—
Impairment of capitalized internal-use software(7)	23	—	135	—
Amortization of capitalized internal-use software(8)	1,001	219	1,990	242
Gain on investment in equity securities(10)	(16,580)	—	(16,580)	(4,417)
Foreign currency gains and losses(11)	204	30	202	19
Loss on transfer of subsidiary(12)	—	—	—	601
Gain on sale of insurance business(14)	—	(9,239)	—	(9,239)
Non-GAAP net income (loss) from continuing operations	$5,560	$1,767	$13,307	$(18,916)

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP diluted net income (loss) per share from continuing operations attributable to common stockholders	$0.02	$(0.02)	$(0.04)	$(0.19)
Per share impact of non-GAAP expenses(15)	(0.02)	0.01	0.04	0.09
Non-GAAP diluted income (loss) per share from continuing operations attributable to common stockholders	$0.00	$(0.01)	$0.00	$(0.10)
GAAP diluted weighted average shares used in calculating net loss per share	268,719	254,910	259,228	252,977
Non-GAAP diluted weighted average shares used in calculating net income (loss) per share	268,719	254,910	267,787	252,977

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities - continuing operations	$(2,733)	$1,373	$12,060	$(5,023)
Additions to property, equipment and internal-use software development costs	(2,272)	(3,427)	(10,592)	(7,243)
Free cash flow	(5,005)	(2,054)	1,468	(12,266)
Cash paid for interest	—	—	—	6,150
Unlevered free cash flow	$(5,005)	$(2,054)	$1,468	$(6,116)

Revenue	$32,860	$33,104	$91,153	$85,640
Free cash flow margin	(15)%	(6)%	2%	(14)%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended September 30,		Nine Months Ended September 30,
Stock-based compensation by function:	2025	2024	2025	2024
Cost of revenue	$123	$104	$409	$366
Research and development *	1,630	2,169	4,518	8,088
Sales and marketing	699	862	2,037	2,715
General and administrative	5,314	3,499	14,412	10,722
Total	$7,766	$6,634	$21,376	$21,891

* Net of $0.6 million and $2.9 million of additions to capitalized internal-use software for the three and nine months ended September 30, 2025 and $0.8 million and $1.9 million for the three and nine months ended September 30, 2024.

(2) Workforce reduction costs represent expenses incurred in connection with the workforce restructuring actions executed as part of our broader efforts to improve cost efficiency.
(3) Abandoned and terminated facilities costs represent charges related to the early termination of a leased facility and abandonment of another leased facility as part of our broader efforts to better align our operating structure with our business activities.
(4) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.

(5) Litigation contingencies and related professional services costs represent reserves for legal settlements and related professional service fees that are unusual or infrequent costs associated with our operating activities.

(6) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(7) Impairment of capitalized internal-use software represents the non-cash expense related to the write-off of certain internal-use software projects.
(8) Amortization of capitalized internal-use software represents the non-cash amortization expense related to our developed technology that is amortized over the estimated useful life.
(9) Executive transition costs relate to the departure of one of our executives.
(10) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.

(11) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(12) Loss on transfer of subsidiary represents a loss recognized in connection with the transfer of our subsidiary in India to a third-party and includes impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction.
(13) Loss on extinguishment of debt represents a write off of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan.
(14) Gain on sale of insurance business represents the gain recognized in connection with the sale of certain assets of our insurance agency, partially offset by transaction costs.
(15) Per share impact of non-GAAP expenses represents the per share impact of aggregated non-GAAP items included in (1) through (14).

Contacts:

Investor Relations
ir@blend.com

Media
press@blend.com